Kun Run Biotechnology, Inc. Announces Third Quarter 2009 Results

•	Press Release
•	Source: Kun Run Biotechnology, Inc.
•	On 7:40 am EST, Friday November 13, 2009

HAIKOU, China, Nov. 13 /PRNewswire-Asia-FirstCall/ -- Kun Run Biotechnology, Inc. (the "Company" or "Kun Run") (OTC Bulletin Board: KURU - News), a leading bio-pharmaceutical company in China that focuses on manufacturing and sales of peptides and peptide-based drugs, today announced its financial results for the third quarter ended September 30, 2009.

    Third Quarter 2009 Highlights
    -- Revenues increased 65% from the third quarter of 2008 to a quarterly revenue of $4.0 million
    -- Gross profit was $2.8 million, compared to $1.8 million in the third quarter of 200
    -- Operating income was $2.4 million, an increase of 114% from $1.1 million in the third quarter of 2008
    -- Net income increased 137%, compared to $2.0 million in the third quarter of 2008, or $0.08 per basic and fully diluted share.

Third Quarter 2009 Results

Net revenue was $4.0 million for the quarter ended September 30, 2009, up 65% from $2.4 million in the third quarter of 2008. This increase was mainly attributable to the increase in sales of our products. For the three months ended September 30, 2009, the sales of TP-5 products were $1.95 million, accounting for 48% of total sales, increased by $745,256, or 62% from $1.20 million in the same period of 2008. Thymosin Alpha 1 for injection gradually became our best selling product since its superior curative effects and strong market acceptance, contributing $1,326,439 in revenue (33% of total sales) for the three months ended September 30, 2009, representing a 57% increase from the same period of 2008. Meanwhile, DDAVP generated $508,063, or 12% of total sales for the three months ended September 30, 2009, an increase of 158% from $196,902 for the same period in 2008.

Gross profit for the quarter was $2.8 million, a 62% increase from $1.8 million in the third quarter of 2008. Gross margin was 70% in the third quarter of 2009.

Operating expenses in the third quarter of 2009 were $446,106, down 30% from $637,324 in the third quarter of 2008. This decrease was primarily due to the reduction of provision for doubtful debts and reduced research and development costs.

Operating income was $2.4 million, or 59% of revenue, an increase of 114% from $1.1 million, or 46% of revenue, in the third quarter of 2008.

Net income was $2.0 million, or $0.08 per share (basic and diluted), compared to a net income of $865,524, or $0.04 per share (basic and diluted), in the third quarter of 2008.

Nine months Ended September 30, 2009 Results

Net revenue was $10.1 million in the quarter ended September 30, 2009, up 30% from $7.8 million in the quarter ended September 30, 2008. Gross profit margin was 71%, which remained relatively unchanged as compared to the same period in 2008.

Operating income was $6.0 million, or 59% of revenue. Net income was $5.1 million or $0.20 per basic and fully diluted share, up 48% from $3.4 million, or $0.14 per fully diluted share in the nine-month period of 2008.

Financial Condition

As of September 30, 2009, the Company had $230,539 in cash and cash equivalents. Kun Run generated $2.9 million in cash flow from operations in the first nine months of 2009, compared to $4.3 in the first nine months of 2008. Shareholders' equity stood at $24.0 million, with a debt to equity ratio of 0.55 at the end of September 30, 2009.

Mr. Ye Xiaoqun, Chief Executive Officer of Kun Run Biotechnology commented, "I am satisfied with our third quarter performance, as we achieved record revenue and solid profits. During the past nine months, Kun Run has demonstrated success in developing and commercializing peptide medicine in the China market and has built reputable brand awareness with superior quality. With the extra capacity added by the newly operated facility, we have strengthened and diversified our product portfolio in China to support the market growth. We are committed to a profitable growth strategy."

About Kun Run Biotechnology, Inc.

Kun Run Biotechnology Ltd., together with its subsidiaries, engages in manufacture and sale of polypeptide medicines. It uses solid phase peptide synthesis (SPPS) and advanced purifying technology to produce various therapeutic polypeptide drugs, of which is 'TP-5' most known for efficiently regulating humans' immune systems in order to defend and cure malignant diseases. The company maintains two state-of-art manufacturing plants and possesses one of the largest peptide synthesizing capacities across Asia.

Safe Harbor Statement

Certain statements set forth in this press release constitute 'forward-looking statements.' Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to introduce, manufacture and distribute new drugs. Actual results may differ materially from predicted results, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's ability to obtain raw materials needed in manufacturing, the continuing employment of key employees, the failure risks inherent in testing any new drug, the possibility that regulatory approvals may be delayed or become unavailable, patent or licensing concerns that may include litigation, direct competition from other manufacturers and product obsolescence. More information about the potential factors that could affect the Company's business and financial results are included in the Company's filings, available via the United States Securities and Exchange Commission.

 FINANCIAL TABLES FOLLOW

 Kun Run Biotechnology, Inc. and Subsidiaries
 Consolidated Balance Sheets
 (In United States dollars)

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$230,539	$433,599
Trade receivables, net	5,031,103	4,732,750
Bills receivable	613,222	117,360
Other receivables, prepayments
and deposits	3,005,675	985,683
Receivables from disposal of
properties	--	2,061,793
Inventories - Note 5	1,504,722	689,415
Amounts due from related companies	5,356,149	5,595,307
Deferred taxes	--	8,362

Total current assets	15,741,410	14,624,269
Intangible assets	92,417	111,004
Property, plant and equipment, net	9,248,453	9,685,374
Land use rights	3,723,541	3,775,540
Deposit for acquisition of
property, plant and equipment	518,347	445,691
Deposit paid to a related company for
acquisition of an intangible asset	7,921,800	--

TOTAL ASSETS	$37,245,968	$28,641,878

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current liabilities
Trade payables	$473,100	$966,937
Other payables and accrued expenses	2,819,643	1,672,500
Dividend payable to Zhonghe's former/
existing noncontrolling stockholders	7,209	7,209
Income tax payable	645,481	655,019
Amount due to a related company	--	936
Secured borrowings	8,985,375	--

Total current liabilities	12,930,808	3,302,601
Deferred taxes	27,097	8,255
Secured borrowings	330,075	6,528,150

TOTAL LIABILITIES	13,287,980	9,839,006

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock: par value of $0.001
per share, authorized 10,000,000 shares
in 2009 and 2008; none issued and
outstanding	--	--
Common stock: par value of $0.001 per
share, authorized 100,000,000 shares,
issued and outstanding 25,000,000 shares
in 2009 and 25,000,000 shares in 2008	25,000	25,000
Additional paid-in capital	8,969,033	8,969,033
Statutory and other reserves	2,820,850	2,820,850
Accumulated other comprehensive
income	1,607,518	1,601,345
Retained earnings	10,321,098	5,217,499

TOTAL KUN RUN BIOTECHNOLOGY, INC.
STOCKHOLDERS' EQUITY	23,743,499	18,633,727

NONCONTROLLING INTEREST	214,489	169,145

TOTAL EQUITY	23,957,988	18,802,872

TOTAL LIABILITIES AND EQUITY	$37,245,968	$28,641,878

Kun Run Biotechnology, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In United States dollars)

	Three months ended September 30, (Unaudited)		Nine months ended September 30, (Unaudited)
	2009	2008	2009	2008
Sales revenue	$4,048,877	$2,449,618	$10,139,543	$7,799,687
Cost of sales	1,211,070	693,242	2,976,593	2,247,912

Gross profit	2,837,807	1,756,376	7,162,950	5,551,775

Operating expenses
Administrative
expenses	285,889	257,968	678,314	742,823
Research and
developments costs	90,335	107,896	189,647	234,136

Selling expenses	69,882	271,460	287,425	555,540
	446,106	637,324	1,155,386	1,532,499
Income from
perations	2,391,701	1,119,052	6,007,564	4,019,276
Interest income	49,466	374	116,426	1,516
Other income	116,682	63,312	315,926	165,908
Government subsidy
income	32,768	104	40,093	9,729
Finance costs	(170,622)	(140,690)	(428,440)	(415,311)

Income before income
taxes and
noncontrolling
interest	2,419,995	1,042,152	6,051,569	3,781,118
Income taxes	(353,654)	(168,803)	(902,662)	(300,383)

Net income before
noncontrolling
interest	2,066,341	873,349	5,148,907	3,480,735
Net income
attributable to
noncontrolling
interest	(18,103)	(7,825)	(45,308)	(30,783)

Net income
attributable
to Kun Run
Biotechnology,
Inc. common
stockholders	$2,048,238	$865,524	$5,103,599	$3,449,952

Net income before
noncontrolling
interest	$2,066,341	$873,349	$5,148,907	$3,480,735
Other comprehensive
income
Foreign currency
translation
adjustments	31,310	27,386	6,209	774,841

Comprehensive income	2,097,651	900,735	5,155,116	4,255,576
Comprehensive income
attributable to
noncontrolling
interest	(18,376)	(7,798)	(45,344)	(31,413)

Comprehensive income
attributable to Kun
Run Biotechnology,
Inc. common
stockholders	$2,079,275	$892,937	$5,109,772	$4,224,163
Earnings per share
attributable to
Kun Run
Biotechnology,
Inc. common
stockholders:
basic and diluted	$0.08	$0.04	$0.20	$0.14

Weighted average
number of shares
outstanding:
basic and diluted	25,000,000	24,372,284	25,000,000	24,291,058

For more information, please contact:
Kunhe Investment Management Beijing Co., Ltd,
Sunne Tang
Tel: +86-10-8591-1911